Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-278496 on Form S-8 and Registration Statement No. 333-277900 on Form S-1 of our report dated February 6, 2025, relating to the financial statements of GE Vernova Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 6, 2025